Exhibit 99.1

Streamex Corp. (NASDAQ: STEX) Announces Nasdaq Approval for Continued Listing on Nasdaq Capital Market & Shareholder Meeting on November 4, 2025

Los Angeles, CA – October 30, 2025 (GLOBE NEWSWIRE) – Streamex Corp. (“Streamex” or the “Company”) (NASDAQ: STEX), an institutional commodity tokenization company, today announced that it has received formal approval from Nasdaq for continued listing of its shares of common stock on the Nasdaq Capital Market under the ticker symbol “STEX.”

In conjunction with the Nasdaq approval, Streamex will convene a special meeting of shareholders at 3:00 PM EST on November 4, 2025, to reconvene the previously adjourned Proposal 1 – the Acquisition Proposal, for formal vote and approval.

Shareholder Meeting

The upcoming shareholder meeting will address the previously adjourned, Proposal 1 - The Acquisition Proposal.

The meeting will be held via webcast at www.virtualshareholdermeeting.com/BSGM2025SM, virtualshareholdermeeting.com/BSGM2025SM, enabling participation from all shareholders. Stockholders of record will be able to vote and ask questions online during the Special Meeting. If you would like to attend the meeting and have your control number, please click this link and log in 15 minutes prior to the start of the virtual meeting:

www.virtualshareholdermeeting.com/BSGM2025SM

Streamex highly encourages all shareholders to attend the meeting on November 4th. During the meeting, Streamex’s executive team will deliver a presentation to shareholders highlighting the company’s continued advancements, strategy going forward, and near-term catalysts.

“This marks a significant milestone for Streamex,” states Morgan Lekstrom, Co-Founder and Chairman of Streamex. “Nasdaq’s approval allows us to accelerate our business plans and deliver greater value to our stakeholders. It also positions us to unlock substantial opportunities for GLDY stablecoin holders who share our mission to transform and modernize the gold industry. We look forward to continuing our close collaboration with Nasdaq on this and future initiatives.”

About Streamex Corp.

Streamex Corp. (NASDAQ: STEX) is a vertically integrated technology and infrastructure company focused on the tokenization and digitalization of real-world assets. Streamex provides institutional-grade solutions that bring traditional commodities and assets on-chain through secure, regulated, and yield-bearing financial instruments. The company is committed to delivering transparent, scalable, and compliant digital asset solutions that bridge the gap between traditional finance and blockchain-enabled markets.

For more information, visit www.streamex.com or follow the company on X (Twitter).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of Streamex’s Nasdaq listing, the outcome of shareholder voting, and the company’s future plans and prospects. Forward-looking statements are based on current expectations and assumptions subject to risks and uncertainties that could cause actual results to differ materially. For a discussion of these risks, please refer to Streamex’s filings with the U.S. Securities and Exchange Commission. Streamex undertakes no obligation to update forward-looking statements, except as required by law.

Important Additional Information and Where to Find It

Streamex Corp. has filed its definitive proxy statement and related materials with the SEC in connection with the Special Meeting. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors can obtain these documents free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

Streamex Corp., its directors, and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Streamex’s stockholders in connection with the matters to be considered at the Special Meeting. Information regarding the identity of such participants and their direct or indirect interests is included in Streamex’s definitive proxy statement (as amended and supplemented) and in other filings made by Streamex with the SEC, all of which are available free of charge at www.sec.gov.

Contacts

Investor Relations

Adele Carey

Alliance Advisors Investor Relations

IR@streamex.com

Henry McPhie

Chief Executive Officer, Streamex Corp.

contact@streamex.com

www.streamex.com